Exhibit 99.3

LABOR READY, INC.

Notice of Exercise of
Stock Option

TO:                            Labor Ready, Inc. (the “Company”)

The undersigned hereby exercises Stock Option dated                                 granted by the Company pursuant to its 2005 Long-Term Equity Incentive Plan and related Stock Option Agreement, to purchase                                    Shares of common stock of the Company (the “Option Shares”) at a price of $                              per Share, for a total purchase price of $                                      .

Payment method (Choose one or a combination of the following methods).  See Section 3 of your Stock Option Agreement and notify the Company’s General Counsel if you wish to pay by other than cash or check since these alternatives may be subject to special conditions or not available under certain circumstances.

☐                                    cash or check

☐                                    By Regulation T Program (“cashless exercise”)

☐                                    Delivery of already-owned shares

Details:

By this exercise, the undersigned agrees to provide for the payment by the undersigned to the Company (in the manner designated by the Company) of applicable tax withholding obligation, if any, relating to the exercise of the foregoing Stock Option.

DATE	SIGNATURE

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